UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant    [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ x]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-12

                                   MFRI, INC.
                (Name of Registrant as Specified in Its Charter)

                    _________________________________________
      (Name of Person(s) Filing Proxy Statement, If Other Then Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.

     [ ]  Fee computed on table below per Exchange Act  Rules 14a-6(i)(1)  and
          0-11.

          (1)  Title of each class of securities to which
               transaction applies:                                     ________

          (2)  Aggregate number of securities to which
               transaction applies:                                     ________

          (3)  Per unit price or other  underlying value of transaction
               computed  pursuant to Exchange Act Rule 0-11:            ________

          (4)  Proposed maximum aggregate value of transaction:         ________

          (5)  Total fee paid:                                          ________

     [ ]  Fee paid previously with preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:                                 $________

          (2)  Form, Schedule or Registration Statement No.:            ________

          (3)  Filing Party:                                            ________

          (4)  Date Filed:                                              ________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MFRI, Inc. (the "Company") will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 24, 2004, at 10:00 a.m., Chicago time, for the following purposes:

     1.   to elect directors;

     2.   to vote on the 2004 Stock Incentive Plan; and

     3. to transact such other business as may properly come before the meeting.

                                             By order of the Board of Directors,


                                                              Michael D. Bennett
                                                              Secretary


                                  ____________


                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on June 24, 2004 and at any adjournment thereof. This Proxy Statement and the form of proxy are first being mailed on June __, 2004 to stockholders of the Company. Only stockholders of record at the close of business on May 14, 2004 will be entitled to notice of and to vote at the meeting. The Company had outstanding 4,922,364 shares of common stock as of the close of business on March 31, 2004. There are no other voting securities. Each stockholder is entitled to one vote per share for the election of directors, as well as on all other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted for such proposal; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

     In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors. The favorable vote of the majority of the outstanding shares of Common Stock represented at the meeting will be required for approval of the 2004 Stock Incentive Plan.

     In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

     The Company's fiscal year ends January 31. Years described as 2003, 2002 and 2001 are the fiscal years ended January 31, 2004, 2003 and 2002, respectively.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth as of March 31, 2004, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock:

  Name and Address              Amount and Nature                 Percent of
 of Beneficial Owner         of Beneficial Ownership          Outstanding Shares
--------------------         -----------------------          ------------------

David Unger                         595,372(1)                      12.1%
7720 Lehigh Avenue
Niles, IL 60714

Henry M. Mautner                    477,469(2)                       9.7%
7720 Lehigh Avenue
Niles, IL 60714

Heartland Advisors, Inc.            691,700(3)                      14.1%
789 North Water Street
Milwaukee, WI 53202

Edward W. Wedbush                   309,309(4)                       6.3%
P.O. Box 30014
Los Angeles, CA 90030-0014

Shufro Rose & Co., LLC              263,000(5)                       5.3%
745 Fifth Avenue, Suite 2600
New York, NY 10151-2600

_________________

(1) Includes 18,500 shares held in joint tenancy with Reporting Person's spouse, 9,250 of which the Reporting Person disclaims beneficial ownership of. Includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of. Also includes 22,500 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(2) Includes 47,253 shares held in joint tenancy with Reporting Person's spouse, 23,626.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 22,500 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(3) According to a Schedule 13G/A dated February 12, 2004, such securities are held in investment advisory accounts of Heartland Advisors, Inc. ("Heartland"). As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class. Mr. William J. Nasgovitz is an officer, director and principal shareholder of Heartland and, thus, may be deemed to be the beneficial owner of the Common Stock owned by Heartland.

(4) According to a Schedule 13G/A dated February 13, 2004 (the "ECC Schedule 13G"), E*Capital Corporation ("ECC"), 1000 Wilshire Boulevard, Los Angeles, California 90017-2459, owns 251,609 shares of Common Stock, equaling 5.17% of the outstanding shares of Common Stock of the Company. Edward W. Wedbush is the chairman of ECC and owns a majority of the outstanding shares of ECC and, thus, may be deemed the beneficial owner of the Common Stock owned by ECC. According to the ECC Schedule 13G, Mr. Wedbush owns 57,700 shares of Common Stock, equaling 1.8% of the outstanding Common Stock of the Company, in his own name.

(5)  According to a Schedule 13G dated February 9, 2004.



     The following table sets forth as of March 31, 2004, certain information concerning the ownership of securities of the Company of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers") and all directors and executive officers of the Company as a group:
    Name of                   Amount and Nature                   Percent of
Beneficial Owner           of Beneficial Ownership            Outstanding Shares
----------------           -----------------------            ------------------

David Unger                      595,372(1)                         12.1%
Henry M. Mautner                 477,469(2)                          9.7%
Bradley E. Mautner               165,780(3)                          3.4%
Gene K. Ogilvie                   64,427(4)                          1.3%
Fati A. Elgendy                   62,233(5)                          1.3%
Don Gruenberg                     32,480(6)                          *
Arnold F. Brookstone              21,276(7)                          *
Stephen B. Schwartz               12,625(8)                          *
Eugene Miller                      9,750(9)                          *
Robert A. Maffei                  12,025(10)                         *
Dennis Kessler                     6,250(11)                         *
Billy E. Ervin                    12,375(12)                         *
All directors and              1,521,806                            31.0%
  executive officers
  as a group (15 persons)

*  Less than 1%.
__________________

(1) Includes 18,500 shares held in joint tenancy with Reporting Person's spouse, 9,250 of which the Reporting Person disclaims beneficial ownership of. Includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of. Also includes 22,500 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(2) Includes 47,253 shares held in joint tenancy with Reporting Person's spouse, 23,626.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 22,500 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(3) Includes 200 shares held as custodian for the Reporting Person's children, all of which the Reporting Person disclaims beneficial ownership of. Also includes 9,375 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(4) Includes 500 shares owned by the Reporting Person's mother over which the Reporting Person has power of attorney, all of which the Reporting Person disclaims beneficial ownership of. Includes 25,252 shares held in joint tenancy with the Reporting Person's spouse, 12,626 of which the Reporting Person disclaims beneficial ownership of. Also includes 22,500 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(5) Includes 30,483 shares held in joint tenancy with Reporting Person's spouse, 15,241.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 31,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(6) Includes 1,000 shares held in joint tenancy with Reporting Person's spouse, 500 of which the Reporting Person disclaims beneficial ownership of. Also includes 13,000 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(7) Includes 15,526 shares held in a trust of which the Reporting Person is trustee. Also includes 5,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(8) Includes 4,375 shares held in a trust of which the Reporting Person is trustee. Also includes 8,250 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(9) Includes 4,000 shares held in a trust of which the Reporting Person is trustee. Also includes 5,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(10) Includes 11,025 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(11) Includes 6,250 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.

(12) Includes 12,375 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2004 or which became exercisable within 60 days thereafter.



                       NOMINEES FOR ELECTION AS DIRECTORS

     Seven directors are to be elected at the meeting to hold office until the annual meeting of stockholders in 2005 and until their respective successors are elected and qualified. All of the nominees were previously elected directors by the stockholders.

                                                         First Became a Director
                       Offices and Positions, if any,          of the Company
       Name              held with the Company; Age           or a Predecessor
------------------     ------------------------------    -----------------------
David Unger            Director, Chairman of the Board,             1989
                       President and Chief Executive
                       Officer of the Company; Age 69
Henry M. Mautner       Director and Vice Chairman of the            1989
                       Board of the Company; Age 77
Bradley E. Mautner     Director and Executive Vice
                       President of the Company;Age 48              1995
Arnold F. Brookstone   Director of the Company; Age 74              1990
Eugene Miller          Director of the Company; Age 78              1990
Stephen B. Schwartz    Director of the Company; Age 69              1995
Dennis Kessler         Director of the Company; Age 65              1998

     David Unger has been employed by the Company and its predecessors in various executive and administrative capacities since 1958, served as President of Midwesco, Inc. ("Midwesco") from 1972 through January 1994, and was Vice President from February 1994 through December 1996. He was also a director of Midwesco from 1972 through December 1996 and served that company in various executive and administrative capacities from 1958 until the consummation of the merger of Midwesco into the Company in December 1996 (the "Merger"). He is a director and Vice President of the company formed to succeed to the non-Thermal Care business of Midwesco ("New Midwesco").

     Henry M. Mautner has been employed by the Company and its predecessors in various executive capacities since 1972, served as Chairman of Midwesco from 1972 through December 1996, and served that company in various executive and administrative capacities from 1949 until the consummation of the Merger. Since the consummation of the Merger, he has served as the Chairman of New Midwesco. Mr. Mautner is the father of Bradley E. Mautner.

     Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978, has served as Executive Vice President since December 2002, was Vice President of the Company from December 1996 through December 2002 and has been a director of the Company since 1995. From 1994 to the consummation of the Merger, he served as President of Midwesco and since December 30, 1996 he has served as President of New Midwesco. In addition, since February 1996, he has served as the Chief Executive Officer of Midwesco Services, Inc. ("Midwesco Services") which was 50% owned by New Midwesco until May 19, 2000, at which time it became a wholly owned subsidiary of New Midwesco. On November 17, 2000, Midwesco Services was merged into New Midwesco ("Midwesco Services Merger"). From February 1988 to January 1996, he served as the President of Mid Res Inc. (predecessor to Midwesco Services). Bradley E. Mautner is the son of Henry M. Mautner.

     Arnold F. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation (subsequently merged into Smurfit - Stone Container Corporation) until his retirement on January 31, 1996. During the past five years he has served as an independent director of a number of public and privately-held companies. He currently serves as a director of a number of privately-held companies.

     Eugene Miller served as Vice Chairman of the Board of Directors and Chief Financial Officer of USG Corporation, a building materials holding company, from March 1987 until his retirement as of May 31, 1991. Mr. Miller is currently Executive-in-Residence and Adjunct Professor of Florida Atlantic University. Mr. Miller serves as a director of several privately-held companies.

     Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992. From 1957 to 1990, Mr. Schwartz served in various capacities for IBM Corporation. Until November 2003, Mr. Schwartz served as a member of the Advisory Board of Niagara Mohawk Power Company, a privately held electric and gas utility company.

     Dennis Kessler has been President of Kessler Management Consulting, LLC since February 1998. Prior to February 1998, Mr. Kessler was Co-President of Fel-Pro Incorporated, which manufactured and distributed gaskets, engine parts and industrial chemicals. Mr. Kessler had served in various capacities with Fel-Pro since 1964. Mr. Kessler is currently a director of Universal Automotive Industries, Inc., a manufacturer and distributor of brake rotors, drums, disc brake pads, relined brake shoes, wheel cylinders and brake hoses for the automotive aftermarket. He also serves as a director of a privately held company.

                 CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Director Independence

     The Company's Board of Directors consists of seven directors. The Board of Directors has determined that four of the directors are "independent directors" within the meaning of the Nasdaq Stock Market rules. The other three directors, David Unger, Henry M. Mautner and Bradley E. Mautner, are employees of the Company and do not meet the definition of "independent" under the Nasdaq rules.

Board of Directors' Meetings and Committees

     The Board of Directors held four meetings during 2003. The Board of Directors has three standing committees: the Committee of Independent Directors, the Compensation Committee and the Audit Committee.

Committee of Independent Directors

     The Committee of Independent Directors is comprised of Eugene Miller (Chairman), Arnold F. Brookstone, Stephen B. Schwartz, and Dennis Kessler. The Committee of Independent Directors held one meeting during 2003. The primary function of the Committee of Independent Directors has historically been to determine grants under the Company's 1994 Stock Option Plan.

     The Company does not have a standing nominating committee. Historically, nominations for seats on the Board of Directors have been determined by the whole Board of Directors. Recently, however, the Board resolved that the Committee of Independent Directors shall perform the function of a nominating committee, as permitted by the Marketplace Rules of the Nasdaq Stock Market. The Board believes that, in light of the size of the Company and the Board and the composition of the Board, creation of a committee solely for this purpose is neither necessary nor an efficient use of resources, and that vesting the nominating process in the Committee of Independent Directors achieves the same benefits as establishing a separate standing nominating committee. The Committee of Independent Directors does not have a charter, but it has recently adopted resolution addressing the nominations process and related matters as required under the federal securities laws and the Marketplace Rules of the Nasdaq Stock Market.

Nominating Process and Stockholder Recommendations

     Beginning in 2004, the Committee of Independent Directors will identify the attributes of the Board's incumbent members believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties. When a position on the Board of Directors becomes vacant, or if the number of the members of the Board of Directors is being increased, the Committee of Independent Directors will review these attributes of the incumbent members and determine the attributes that, if possessed by the new board member, would likely result in a significant contribution to the Board of Directors. People

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

then recommended to the Committee of Independent Directors for consideration as nominees for vacant or new Board positions will then be evaluated with respect to the attributes determined by the Committee of Independent Directors to be optimal for the vacant or new position. Following the evaluation, which may include interviews or such other procedures the Committee of Independent Directors deems advisable, the Committee of Independent Directors will make a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of stockholders or elected by the Board between such meetings.

     Recommendations for potential nominees may come from many sources, including members of the Board, executive officers, stockholders, self-recommendations, members of the communities the Company serves or search firms. All person recommended to the Board or the Committee of Independent Directors for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation.

     Any stockholder wishing to make a recommendation for a person to be considered by the Committee of Independent Directors pursuant to the process described above as a potential nominee to the Board of Directors should direct the recommendation to the Committee of Independent Directors in care of the Secretary of the Company at the following address: Corporate Secretary, MFRI, Inc., 7720 Lehigh Avenue, Niles, Illinois 60714.

Compensation Committee

     The Compensation Committee, consisting of Stephen B. Schwartz (Chairman), Arnold F. Brookstone, Eugene Miller, and Dennis Kessler, reviews the compensation paid to the officers of the Company, reports to the stockholders with respect to the compensation paid to the officers of the Company, approves material departures from the Company's past compensation policies, determines the optionees and grant amounts under the Company's 1993 Stock Option Plan (and will determine the optionees and grants under the Company's 2004 Stock Incentive Plan, if it is approved by the stockholders at the 2004 annual meeting) and makes recommendations to the Board with respect to the Company's compensation policies. All of the four members of the Compensation Committee are "independent" as defined in the Marketplace Rules of the Nasdaq Stock Market. The Compensation Committee held two meetings during 2003.

Audit Committee

     The Audit Committee consists of Arnold F. Brookstone (Chairman), Dennis Kessler (Vice Chairman), Eugene Miller, and Stephen B. Schwartz. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the listing standards of The Nasdaq Stock Market. The Board of Directors has also determined that at least one of the members of the Audit Committee, including its Chairman, Arnold F. Brookstone, qualify as "audit committee financial experts" as defined in
Item 401(h) of Regulation S-K. During 2003, the Audit Committee held five meetings.

     The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, the Audit Committee's responsibilities include, among other things:

     o Selection and discharge of the independent auditors and approving the compensation of the independent auditors;

     o Reviewing independence with the independent auditors periodically, no less frequently than annually, including confirmation that no prohibited services were provided by the independent auditors or their affiliates, and obtaining on an annual basis written confirmation of the independence of the independent auditors;

     o Considering the results of the review of the interim financial statements by the independent auditors;

     o Reviewing the Company's compliance with applicable accounting and financial reporting rules;

     o Considering and reviewing with management and with the independent auditors the adequacy of the Company's internal controls, including computerized information system controls and security;

     o Considering, in consultation with the independent auditors, the audit scope and plan of the independent auditors;

     o Reviewing with management and the independent auditors the results of annual audits and related matters;

     o Reviewing with the independent auditors any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company; and

     o Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities.

     The Board of Directors of the Company adopted an Audit Committee Charter in 2000 and adopted amendments to it in 2002 and 2004. A copy of the Second Amended and Restated Audit Committee Charter is included as Appendix A to this Proxy Statement.

Compensation of Directors; Indemnification

     Directors who are not employees of the Company or a parent or subsidiary of the Company are compensated by a fee of $2,000 for each day of attendance at Board meetings, $1,000 for attendance at each Audit Committee meeting and a $200 fixed fee per hour for engagement in any other activity on behalf of the Company authorized by the Board of Directors and are reimbursed for expenses.

     Options under the Company's 2001 Independent Directors Stock Option Plan (the "2001 Directors Plan") are to be granted as follows: (i) an option to purchase 10,000 shares upon an eligible director's first election as a director of the Company; (ii) an option to purchase 1,000 shares of the Company's common stock will be granted automatically to eligible directors upon each such date as such eligible director is re-elected as a director of the Company commencing with the annual meeting for the year 2002; (iii) an option to purchase 1,000 shares of the Company's common stock was granted to each eligible director on December 31, 2001; and (iv) the Board of Directors shall have the discretion to make additional option grants to eligible directors from time to time as the Board of Directors deems necessary or desirable. Authority to grant such options expires on March 31, 2011. The aggregate number of shares which may be sold pursuant to the 2001 Directors Plan may not exceed 100,000.

     The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Related-Party Transactions

     The Company provides certain services and facilities to companies primarily owned by Messrs. Unger and H. Mautner and those companies provide certain services to the Company, each at cost, pursuant to a Services Agreement. Any material change to the terms of the Services Agreement must be approved by a majority of the directors, including a majority of the independent directors. During 2003, the Company received $250,000 and paid $167,000 under the Services Agreement.

Board Attendance at Annual Meetings

     The Company desires, but does not require, that all directors attend the Company's annual meetings of stockholders. All of the Company's directors attended the Company's annual meeting of stockholders held in June 2003.

     Code of Conduct The Company has adopted a Code of Conduct which is applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer, and to the Company's Board of Directors. The Code of Conduct is publicly available on the Company's website at www.mfri.com.

Stockholder Communication with the Board of Directors

     Stockholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the stockholder, to one or more specific directors, in care of the Secretary of the Company to: Corporate Secretary, MFRI, Inc., 7720 Lehigh Avenue, Niles, Illinois 60714. Stockholders also have the opportunity to communicate with Board members at the annual meeting.

     The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Stockholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Ethics Compliance Officer, MFRI, Inc., 7720 Lehigh Avenue, Niles, Illinois 60714.


                          REPORT OF THE AUDIT COMMITTEE


     Included in the Company's Annual Report on Form 10-K for the year ended January 31, 2004 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2004 and 2003, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended January 31, 2004. These statements (the "Audited Financial Statements") are the subject of a report by Deloitte & Touche LLP, who have served as the Company's independent registered public accounting firm since the year ended January 31, 1992. The Audit Committee will appoint independent auditors for the year ended January 31, 2005 at a meeting held after the 2004 annual meeting of stockholders.

     The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and with the independent registered public accounting firm prior to publication and filing. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1, and it has discussed with the independent registered public accounting firm their independence with respect to the Company.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

     This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or deemed filed under any such acts.

                                      Arnold F. Brookstone, Chairman
                                      Dennis Kessler, Vice Chairman
                                      Eugene Miller
                                      Stephen B. Schwartz
                                      Members of the Audit Committee



                             EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company"s last three years ended January 31, 2004 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers who was serving as an executive officer of the Company at the end of 2003 whose salary and incentive compensation for 2003 exceeded $100,000.

                                                                                     Long-Term
                                                                                   Compensation
                                             Annual Compensation                   Awards
                                  ----------------------------------------------   ------------
                                                                                    Securities
                                                                                    Underlying       All Other
 Name and Principal Position      Year      Salary       Incentive      Other(1)  Options/SARs(#)     Comp.(2)
 ---------------------------      ----      ------       ---------      --------  ---------------    ---------
David Unger                       2003     $230,000            $0        $30,200       3,500          $     0
  Chairman and Chief              2002      215,000             0          3,200       4,000           20,000
  Executive Officer               2001      200,000             0          3,200      43,000           20,000

Fati A. Elgendy                   2003     $169,000       $75,000         $3,100       3,500          $15,000
  Vice President,                 2002      149,000       201,873          3,500       4,000           15,000
  President, Perma-Pipe, Inc.     2001      139,900       153,503          3,200      61,500           15,000

Henry M. Mautner                  2003     $172,500            $0        $23,200       3,500          $     0
  Vice Chairman                   2002      161,250             0          3,200       4,000           20,000
                                  2001      150,000             0          3,200      43,000           20,000

Don Gruenberg                     2003     $154,000       $15,000         $3,400       3,500          $15,000
  Vice President                  2002      118,056        50,700          3,200       4,000           15,000
  President, Thermal Care, Inc.   2001      150,000             0          3,200      24,000           15,000

Gene K. Ogilvie                   2003     $159,000       $     0         $3,100       3,500          $15,000
  Vice President                  2002      149,000             0          1,300       4,000           15,000
  President, Midwesco Filter      2001      139,000             0          1,200      43,000           15,000
  Resources, Inc.

(1)  Represents  contributions  made  by  the  Company  to the  Named  Executive
     Officer's   account   under  the  401(k)  Plan  and   current   portion  of
     non-qualified deferred compensation.

(2)  Represents accrual of non-qualified deferred compensation.

2003 Option Grants

     The following table sets forth certain information regarding option grants to the Named Executive Officers during 2003.

                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                    Annual Rates of
                                                                                      Stock Price
                       Number of         Percent of                                   Appreciation
                       Securities          Total                                    for Option Term
                       Underlying          Options      Exercise                  ---------------------
                        Options          Granted in     Price per   Expiration
Name                    Granted          Fiscal Year      Share        Date            5%        10%
----                   ----------        -----------    ---------   ----------      --------  --------

David Unger               3,500             3.39%         $2.16       6/27/13        $4,760    $12,040
Fati A. Elgendy           3,500             3.39%          2.16       6/27/13         4,760     12,040
Henry M. Mautner          3,500             3.39%          2.16       6/27/13         4,760     12,040
Don Gruenberg             3,500             3.39%          2.16       6/27/13         4,760     12,040
Gene K. Ogilvie           3,500             3.39%          2.16       6/27/13         4,760     12,040


2003 Year-End Unexercised Stock Options

     The following table sets forth information relating to stock options held by the Named Executive Officers as of January 31, 2004.

                   Number of Securities Underlying      Value of Unexercised
                             Unexercised                     In-the-Money
                     Options at Fiscal Year End      Options at Fiscal Year End
                   -------------------------------   --------------------------
     Name            Exercisable   Unexercisable    Exercisable   Unexercisable
     ----            -----------   -------------    -----------   -------------

David Unger             22,500         28,000          $310           $1,980
Fati A. Elgendy         31,750         37,250           310            1,980
Henry M. Mautner        22,500         28,000           310            1,980
Don Gruenberg           13,000         18,500           310            1,980
Gene K. Ogilvie         22,500         28,000           310            1,980

Equity Compensation Plan Information

     The following table provides certain information regarding the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights under the Company's equity compensation plans and the weighted average exercise price and number of shares of Common Stock remaining available for issuance under those plans.

                                            Number of shares to be      Weighted-average         Number of shares
                                             issued upon exercise       exercise price of       available for future
                                            of outstanding options     outstanding options,     issuance under equity
              Plan Category                  warrants and rights       warrants and rights      compensation plans(1)
              -------------                 ----------------------     --------------------     ---------------------

Equity compensation plans approved by             1,017,950                   $3.44                        0
stockholders
Equity compensation plans not approved by                 0                     N/A                        0
stockholders


(1) This number excludes shares reflected in the second column of this table.


401(k) Plan

     The domestic employees of the Company, including the Named Executive Officers, are eligible to participate in the MFRI, Inc. Employee Savings and Protection Plan (the "401(k) Plan"), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits. The 401(k) Plan allows employee pretax payroll contributions of up to 16% of total compensation. The Company matches 50% of each participant's contribution, up to a maximum of 2% of each participant's salary.

Deferred Compensation Plans

     The Company also has deferred compensation agreements with key employees. Vesting is based on years of service. Life insurance contracts have been purchased which may be used to fund the Company's obligation under these agreements.

Compensation Committee Interlocks and Insider Participation

     There  are  no  matters  related  to  Compensation   Committee  or  insider
participation that the Company is required to report.



                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


     The Company considers the following general guidelines in determining the compensation of its officers and key employees:

     o Salary set at levels sufficient to attract and retain employees capable of contributing materially to the Company's long-term success;

     o Annual incentive compensation related to profit in excess of a threshold amount of the Company or of the Company's subsidiary in which the officer or key employee is employed;

     o    Stock options; and

     o    Non-qualified deferred compensation.

     The Company also makes annual contributions to the accounts of eligible employees in the 401(k) Employee Savings and Protection Plan.

     The Company's 1993 Stock Option Plan ("1993 Plan") and the Amended and Restated 1994 Stock Option Plan ("1994 Plan") (collectively, the "Plans") were adopted in order to provide officers and other key employees with long-term incentives in order to create an interest in the Company parallel to that of the Company's public stockholders. The 1993 Plan expired by its terms in November
2003 and the 1994 Plan expired by its terms in February 2004, leaving the Company without a stock option plan with which to make option grants to its employees. The Board of Directors has approved the 2004 Stock Incentive Plan (the "2004 Plan"), subject to stockholder approval, which 2004 Plan is intended to replace the Plans. The approval of the 2004 Plan is one of the proposals to be voted on by the stockholders of the Company at the annual meeting and is described in greater detail later in this Proxy Statement. Option exercise prices for options granted under the Plans were no less than fair market value of the Common Stock on the date of grant. Under the Plans, options could be granted to key employees (including officers, whether or not directors) of the Company, its subsidiaries, Midwesco, and its affiliates. The options granted under the Plans could be exercised for periods of up to ten years from the date of grant. Under the 1993 Plan, 100,000 shares of common stock of the Company was reserved for issuance upon the exercise of options granted thereunder. Under the 1994 Plan, 250,000 shares of Common Stock of the Company are reserved for issuance upon the exercise of options granted hereunder, which number shall be increased by the number equal to 2% of the aggregate number of shares of Common Stock outstanding as of the last day of the most recently ended fiscal year of the Company. A total of 20,875 shares were issued pursuant to options granted under the Plans from their respective dates of adoption until their respective termination dates. The Committee believes additional incentive compensation should be made available to officers and other key employees, which will increase the effectiveness of the Company's executive compensation program.

     The Committee believes that the combination of salary, incentive compensation (which varies directly with the Company's operating profitability), and stock options (the ultimate value of which is determined by future share price growth), should constitute an executive compensation program which encourages enhancement of Company profitability and stockholder value.

     The compensation of David Unger, Chairman of the Board and Chief Executive Officer of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Unger received no annual incentive compensation in 2003 as a result of the Company's pretax earnings for 2003.

     Fati A. Elgendy, Vice President of the Company and President of Perma-Pipe, receives annual compensation consisting of a base salary and incentive compensation. Mr. Elgendy's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Elgendy's annual incentive compensation decreased in 2003 as a result of the application of the applicable incentive formulas to the actual operating results.

     The compensation of Henry M. Mautner, Vice Chairman of the Board of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Mautner received no annual incentive compensation in 2003 as a result of the Company's pretax earnings for 2003.

     Don Gruenberg, Vice President of the Company and President of Thermal Care, receives annual compensation consisting of a base salary and incentive compensation. Mr. Gruenberg's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Gruenberg's incentive compensation decreased in 2003 as a result of the application of the applicable incentive formulas to the actual operating results.

     Gene K. Ogilvie, Vice President of the Company and President of Midwesco Filter Resources, Inc., receives annual compensation consisting of a base salary and incentive compensation. Mr. Ogilvie's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Ogilvie received no annual incentive compensation in 2003 as a result of the Company's pretax earnings for 2003.

                                         Stephen B. Schwartz, Chairman
                                         Arnold F. Brookstone
                                         Dennis Kessler
                                         Eugene Miller
                                         Members of the Compensation Committee

                          STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total returns of the Nasdaq Market Index (the "Nasdaq Index") and the Russell 2000 Index. The Company has selected the Russell 2000 Index, which is an index of companies with similar market capitalizations to the Company, as the most appropriate comparison because the Company has three distinctly different businesses and no industry "peer" group is comparable to the Company. The comparison assumes $1.00 investments on February 1, 1999 in the Company's Common Stock, the Nasdaq Index and the Russell 2000 Index, and further assumes reinvestment of dividends.


                     ASSUMES $100 INVESTED ON FEB. 1, 1999
                          ASSUMES DIVIDENT REINVESTED
                        FISCAL YEAR ENDING JAN. 31, 2004

                                               February 1
                         ------------------------------------------------------
                         1999      2000      2001      2002      2003      2004
                         ----      ----      ----      ----      ----      ----
MFRI, Inc.              100.00    71.74     44.02     53.04     29.04     42.78
Russell 2000 Index      100.00   116.13    118.80    112.89     86.97    135.71
Nasdaq Market Index     100.00   149.59    107.10     75.46     52.09     81.75

                      APPROVAL OF 2004 STOCK INCENTIVE PLAN

General

     At the annual meeting, stockholders are being asked to approve the 2004 Stock Incentive Plan.

     The Company's 1993 Stock Option Plan (the "1993 Plan") expired by its terms in November 2003 and the Amended and Restated 1994 Stock Option Plan (the "1994 Plan") expired by its terms in February 2004, leaving the Company with no outstanding option plans with which to make option grants to its employees. To continue the Company's policy of equity ownership by employees, directors and consultants as an incentive to contribute to the Company's success, the Board of Directors adopted the Company's 2004 Stock Incentive Plan (the "2004 Plan") on December 3, 2003 subject to the approval of the Company's stockholders, which 2004 Plan permits the Company to grant options to purchase Company Common Stock, to make restricted or unrestricted stock awards, other stock-based awards or any combination of the foregoing (collectively, "Awards"). The 2004 Plan's effectiveness is conditioned on the approval of the 2004 Plan by the Company's stockholders. If the 2004 Plan is not approved by the Company's stockholders, then no Awards can be granted under the 2004 Plan.

     The  2004  Plan  is  not  a  qualified  deferred  compensation  plan  under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. As of April 30, 2004, no Awards have been granted under the 2004 Plan, and no Awards will be granted under the 2004 Plan unless the plan is approved by stockholders at the Annual Meeting. As of April 30, 2004, the fair market value of a share of the Company's Common Stock (a "Share") was $2.89.

     A copy of the 2004 Plan is included as Appendix B. The following is a summary of the principal features and material terms of the 2004 Plan.

Purpose

     The purposes of the 2004 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to eligible employees, directors and consultants of the Company or its parents or subsidiaries, and to promote the success of the Company's business.

Share Reserve

     Subject to adjustment for corporate transactions and other events described in the 2004 Plan, the aggregate number of Shares which may be issued with respect to Awards under the 2004 Plan shall not exceed 250,000; provided, however, that on January 31, 2005 and each January 31 thereafter until January 31, 2013, the aggregate number of shares that may be issued with respect to Awards pursuant to the terms of the 2004 Plan shall be increased by the number equal to 2% of the aggregate number of shares of Common Stock outstanding as of the last day of the most recently completed fiscal year of the Company. If an Award under the 2004 Plan expires or becomes unexercisable for any reason, any unpurchased Shares again become available for grants under the 2004 Plan.

     The 2004 Plan provides that the maximum aggregate fair market value of Shares with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year shall not exceed $100,000.

Administration

     Subject to the terms of the 2004 Plan, the 2004 Plan will be administered by the Board of Directors and/or one or more committees of the Board of Directors (the "Plan Administrator"). Subject to the terms of the 2004 Plan, the Plan Administrator has sole and absolute discretion to select grantees, determine the type of any Award to be granted and to determine the terms and conditions of such Awards. All questions of interpretation under the 2004 Plan are determined by the Plan Administrator. The Board intends for the 2004 Plan to be administered by the Compensation Committee.

Eligibility

     Key employees (including officers and employee directors) of the Company or its parents or subsidiaries will be eligible to participate in the 2004 Plan. Advisors and consultants of the Company will also be eligible to participate in the 2004 Plan, provided such advisors and consultants render bona fide services to the Company that are not connected with the offer or sale of securities in a capital-raising transaction. The Plan Administrator will select the grantees and determine the type and size of the Awards.

     As of April 30, 2004, approximately 100 employees (including officers and employee directors) and no advisors or consultants were eligible to participate in the 2004 Plan.

Terms of Option Awards

     (a)  Option Awards

     Options granted under the 2004 Plan may be either "incentive stock options" within the meaning of Section 422 of the Code, or non-statutory stock options as determined by the Plan Administrator. However, only employees of the Company or its parents or subsidiaries (including officers and employee directors) will be eligible for grants of incentive stock options. Stock options will generally be awarded without cash consideration paid to the Company. Each option will be evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option, including whether it is intended to be an incentive stock option or a non-statutory stock option.

     (b)  Exercise of the Option

     The Plan Administrator will determine when options may be exercised. The purchase price of the Shares purchased upon exercise of an option may be paid in cash, in Common Stock of the Company or in a combination thereof.

     (c)  Exercise Price

     The per share exercise price of each option granted under the 2004 Plan shall be not less than the fair market value of a Share on the date the option is granted. Stock options under the 1993 Plan and the 1994 Plan have typically been granted with an exercise price equal to 100% of the fair market value of a Share on the date grant.

     (d)  Termination of Employment or Service

     Unless otherwise provided for by the Plan Administrator in the form of option, if an optionee ceases to be employed with the Company or any parent or subsidiary, the optionee will be able to exercise the vested portion of his or her option as follows, subject to earlier termination upon the expiration of the option's term:

     o If an optionee's employment or service relationship terminates for any reason other than for cause, death, permanent disability or retirement, the optionee will be able to exercise his vested options within three months after such termination, subject to earlier termination upon expiration of the option term.

     o If an optionee's employment or service relationship terminates as a result of his or her permanent disability (as defined in Section 22(c) of the Code) or retirement, then, subject to earlier termination upon the expiration of the option term, the optionee will be able to exercise his options within one year after the date of permanent disability or three months after the date of retirement, as applicable, regardless of whether such options have vested or not.

     o If an optionee's employment or service relationship terminates as a result of the optionee's death, or if the optionee's employment is terminated within three months prior to the optionee's death, the executor or administrator of the optionee's estate may, within one year after the optionee's death, exercise the optionee's options, regardless of whether such options have vested or not, but subject to earlier termination upon expiration of the option term; provided, however, that if the optionee's employment was terminated for cause, the option shall terminate on the date of termination of the optionee's employment.

     (e)  Option Term

     The 2004 Plan provides that options granted under the 2004 Plan have the term provided in the option agreement, for periods up to ten years from the date of grant. Options under the 1993 Plan and the 1994 Plan were typically granted with a term of ten years. No option may be exercised by any person after the expiration of its term.

     (f)  Awards Not Transferable

     Except as otherwise determined by the Plan Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the 2004 Plan shall be transferable. An Award is not transferable by the grantee other than by will or the laws of descent and distribution, and Awards shall be exercisable during the lifetime of the grantee only by the grantee or his or her legal guardian or representative.

Stock Appreciation Rights

     The Company may from time to time grant to the holder of any option issued under the 2004 Plan the right to elect to exercise stock appreciation rights with respect to all or any portion of the Shares subject to such option in lieu of the option rights thereunder by surrendering the option rights as to all or such portion of the Shares as to which option rights shall at such time be exercisable under such option, and receiving, with respect to each Share as to which option rights are so surrendered, an amount in payment equal to the excess of the fair market value of such Share on the date of surrender over the purchase price specified for such Share in the option. Such payment may be made in cash, in Common Stock of the Company, or in any combination thereof, subject, in the case of cash, to the consent of the Company. The number of shares of Common Stock to be issued and delivered by the Company upon the exercise of stock appreciation rights under the 2004 Plan shall be determined by dividing the amount of the payment to be made in the form of Common Stock by the fair market value of a Share of the Company's Common Stock as of the date of surrender, and the value of any fractional share shall be paid by the Company in cash. No stock appreciation right shall, in any event, be exercisable within six months of the date of its grant.

Stock Awards

     The Company may from time to time grant restricted or unrestricted stock Awards or other stock-based Awards to eligible participants in such amounts, on such terms and conditions and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Plan Administrator shall determine.

Interpretation; Amendment

     The Board of Directors may in its discretion prescribe such provisions and interpretations not inconsistent with the 2004 Plan as it deems necessary or advisable for carrying out the purposes of the 2004 Plan. The Board of Directors may amend the 2004 Plan without stockholder approval, except that any amendment that would (i) materially increase the benefits accruing to participants under the 2004 Plan, (ii) materially increase the number of shares which may be issued under the 2004 Plan, (iii) materially modify the requirements as to eligibility for participation under the 2004 Plan, or (iv) require stockholder approval under the Marketplace Rules of the Nasdaq Stock Market, must be approved by a vote of the stockholders of the Company.

Stock Combinations; Sale of Assets or Merger; Dissolution

     In the event of a stock dividend, stock split, or combination of other reduction in the number of issued shares of common stock of the Company, under the 2004 Plan, the Board of Directors must make such adjustments in the number of unpurchased shares subject to the 2004 Plan, the number of shares subject to options outstanding in the 2004 Plan and the exercise price specified in options outstanding under the 2004 Plan as it determines to be appropriate and equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets (i) the rights under options and stock appreciation rights outstanding under the 2004 Plan will terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets, and (ii) the Company must notify the holders of outstanding options of such event at least 30 days prior to the effective date of such event.

Tax Considerations

     At any time when an optionee must pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an option, the optionee may satisfy this obligation by electing (the "Election") to have the Company withhold shares of common stock having a value equal to the amount required to be withheld. The value of the Shares to be withheld is based on the fair market value of such Shares on the date that the amount of tax to be withheld is determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board of Directors may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     Upon the grant of an option under the 2004 Plan, optionee will not realize taxable income for federal income tax purposes. Upon the exercise of an option granted under the 2004 Plan, the optionee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock acquired, determined at the time of exercise, over the option price. The Company will be entitled to a federal income tax deduction to the extent the optionee realizes compensation taxable as ordinary income for federal income tax purposes.

     For financial accounting purposes under generally accepted accounting principles presently in effect, the grant or exercise of stock options under the 2004 Plan does not result in a charge to the Company's net income.

New Plan Benefits

     All options are granted at the discretion of the Plan Administrator. Therefore, the benefits and amounts that will be received or allocated under the 2004 Plan are not presently determinable.

     The Board of Directors unanimously recommends that stockholders vote FOR approval of the 2004 Stock Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

     No director, officer or beneficial owner of more than 10% of the Common Stock of the Company has failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Form 3, 4 or 5 during 2003.



                        REGISTERED PUBLIC ACCOUNTING FIRM

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("Deloitte"), for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal years ended January 31, 2004 and January 31, 2003 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for 2003 and 2002 were $268,900 and $235,900, respectively.

Audit-Related Fees

     The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or the review of the Company's financial statements for the fiscal years ended January 31, 2004 and January 31, 2003 which are not reported under the heading "Audit Fees" above were $3,200 and $0, respectively.

Tax Fees

     The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended January 31, 2004 and January 31, 2003 were $95,600 and $82,600, respectively.

All Other Fees

     No fees were billed by Deloitte for professional services other than the services described above for the fiscal years ended January 31, 2004 and January 31, 2003.

Engagement

     Before Deloitte was engaged by the Company to render audit and non-audit services to the Company for 2003, the engagement was approved by the Company's Audit Committee.

                                  ____________

     Representatives of Deloitte are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte.



                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders in 2005 must be received by the Company at its principal executive offices in Niles, Illinois by February ___, 2005 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting. In addition, if any business should properly come before such annual meeting other than that which is stated in such proxy statement, then, if the Company does not receive notice of such matter by April ___, 2005, the persons designated in such proxy form will have discretionary authority to vote or refrain from voting on any such proposal.



                                    IMPORTANT

     All stockholders are cordially invited to attend the meeting in person.

     If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

                                   APPENDIX A

               SECOND AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                                   APPENDIX B

                                   MFRI, INC.
                            2004 STOCK INCENTIVE PLAN

     MFRI, Inc. (the "Company") may from time to time on or before November 30, 2013 grant to key employees (including officers, whether or not directors) of the Company, any of its subsidiaries, any parent of the Company or any of such parent's affiliates options to purchase shares of the Company's common stock, restricted or unrestricted stock awards, other stock-based awards, or any combination of the foregoing (the "Plan"). All stock options and stock awards granted pursuant to this Plan are referred to herein as "Awards." Key employees, for the purposes of the MFRI, Inc. 2004 Stock Incentive Plan with respect to the grant of non-statutory options only, shall also include advisors and consultants to the Company (including employees of such advisors and consultants) provided that such advisors and consultants render bona fide services to the Company that are not connected with the offer or sale of securities in a capital-raising transaction. Subject to adjustment for corporate transactions and other events as specifically described herein, the aggregate number of shares of such stock which may be issued with respect to Awards pursuant to this Plan shall not exceed 250,000; provided, however, that on January 31, 2005 and each January 31 thereafter until January 31, 2013, the aggregate number of shares that may be issued with respect to Awards pursuant to the terms of this Plan shall be increased by the number equal to 2% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company. The Board of Directors may provide for the exercise of Awards under this Plan from time to time in installments or otherwise, and may authorize the granting of such Awards upon such other terms and conditions and for such periods up to ten years from the date of grant as it may in its discretion determine; provided, however, that (1) except as otherwise determined by the Company, and in any event in the case of an incentive stock option (as defined below) or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, (2) except as otherwise determined by the Company, any Award granted hereunder may be exercisable during such grantee's lifetime only by the grantee or by such grantee's guardian or legal representative, and (3) the aggregate fair market value (determined at the time an Award is granted) of shares with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year (under all incentive stock option plans of the Company, any parent and any subsidiary corporations of the Company) shall not exceed $100,000. Notwithstanding anything contained herein to the contrary, the aggregate number of shares of common stock which may be issued to all grantees or holders pursuant to the exercise of incentive stock options pursuant to the Plan shall not exceed 250,000.

     The Company may from time to time grant to eligible participants Awards of stock options under this Plan. Options granted under this Plan may be either options which are intended to be incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), or options which are not intended to be incentive stock options ("non-statutory options"). The purchase price per share to be specified in any option granted pursuant to this Plan shall be not less than the fair market value of such stock on the date such option is granted, and may be paid in cash, in common stock of the Company or in any combination thereof.

     The Company may from time to time grant to the holder of any option issued hereunder the right to elect to exercise stock appreciation rights with respect to all or any portion of the shares subject to such option in lieu of such option rights thereunder by surrendering the option rights as to all or such portion of the shares as to which option rights shall at such time be exercisable under such option, and receiving, with respect to each share as to which option rights are so surrendered, an amount in payment equal to the excess of the fair market value of such share on the date of surrender over the purchase price specified for such share in the option. Such payment may be made in cash, in common stock of the Company, or in any combination thereof, subject, in the case of cash, to the consent of the Company. The number of shares of common stock to be issued and delivered by the Company upon the exercise of stock appreciation rights hereunder shall be determined by dividing the amount of the payment to be made in the form of common stock by the fair market value of a share of the Company's common stock as of the date of surrender, and the value of any fractional share shall be paid by the Company in cash. No stock appreciation right shall, in any event, be exercisable within six months of the date of its grant. For purposes of determining the aggregate number of shares of the Company's common stock sold to all Award grantees pursuant to this Plan, each share as to which option rights have been surrendered upon the exercise of stock appreciation rights shall be treated as if it were a share sold under this Plan.

     The Company may from time to time grant restricted or unrestricted stock Awards or other stock-based Awards to eligible participants in such amounts, on such terms and conditions and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

     Grantees and holders of Awards shall pay to the Company or its affiliate, or make provision satisfactory to the Company for the payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. At any time when an Award grantee is required to pay to the grantee's employer an amount required to be withheld under applicable income tax laws in connection with the exercise of a non-statutory Award, the Award grantee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of such shares on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     If the Award  grantee is an officer of the  Company  within the  meaning of section 16 of the Securities Exchange Act of 1934, as amended, then the Election is subject to the following additional restrictions:

     (1) No Election shall be effective for a Tax Date which occurs within six months of the grant of the Award.

     (2) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

     In the event of a stock dividend, stock split, or combination or other reduction in the number of issued shares of common stock of the Company, the Board of Directors of the Company shall make such adjustments in the number of unpurchased shares subject to this Plan, the number of shares subject to Awards outstanding in this Plan, the exercise price specified in Awards outstanding under this Plan, and the number of shares subject to stock appreciation rights outstanding under this Plan as it shall determine to be appropriate and equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets, (i) the rights under Awards, including stock appreciation rights, outstanding hereunder shall terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors of the Company or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets, and (ii) the Company shall notify the holders of outstanding Awards of such event at least 30 days prior to the effective date of such event.

     The Board of Directors of the Company, or a committee or committees of the Board of Directors as may be appointed by the Board of Directors from time to time, shall have full power and authority, in its sole and absolute discretion, to (1) take all actions necessary to carry out the purpose and intent of the Plan, (2) administer and interpret the Plan, options and other Award grant agreements and all other documents relevant to the Plan and/or to Awards issued thereunder, (3) adopt and interpret such rules, regulations, agreements, guidelines and instruments for the implementation and administration of the Plan as it deems necessary or advisable, and (4) select the grantees, determine the type of any Award to be granted, determine the time or times at which Awards shall be granted, impose such terms, limitations, restrictions and conditions upon any such Award as it shall deem appropriate, determine the number of shares to be allocated to each Award grantee, and to modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards, provided, however, that, subject to modifications, amendments or terminations expressly described in this Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder. The Board of Directors of the Company may, without stockholder consent, amend this Plan; provided, however, any amendment that would (i) materially increase the benefits accruing to participants hereunder,
(ii) materially increase the number of shares which may be issued hereunder,  or
(iii) materially modify the requirements as to eligibility for participation hereunder, must be approved by a vote of the stockholders of the Company.

                                   MFRI, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


                                                   For      Withheld     For All
                                                                          Except
1.  Election of Directors                          / /        / /          / /
    Nominees:  David Unger, Henry M. Mautner,
    Bradley E. Mautner, Arnold F. Brookstone,
    Eugene Miller, Stephen B. Schwartz and
    Dennis Kessler.
    (INSTRUCTION:  To withhold authority to vote
    for any individual nominee, write that
    nominee's name in the space provided at
    the right and mark the oval "For All
    Nominees Except")                           ________________________________
                                                Nominee Exceptions


                                                  For       Against      Abstain
2.  Approval of the Company's                     / /         / /          / /
    2004 Stock Incentive Plan

3.  In accordance with their discretion    Dated: _______________________ , 2004
    upon all other matters that may
    properly come before said meeting
    and any adjournment thereof.           _____________________________________
                                           Signature

                                           _____________________________________
                                           Signature

THIS PROXY WILL BE VOTED IN             NOTE:  Please sign exactly as name
ACCORDANCE WITH SPECIFICATIONS          appears hereon. For joint accounts, both
MADE.  IF NO CHOICES ARE                owners should sign. When signing as
INDICATED, THIS PROXY WILL BE           executor, administrator, attorney,
VOTED FOR EACH OF THE NOMINEES          trustee or guardian, etc., please sign
LISTED UNDER ITEM 1 AND FOR THE         your full title.
PROPOSAL IN ITEM 2.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

________________________________________________________________________________
PROXY                                                                      PROXY
                                   MFRI, INC.

                     FOR SHARES OF COMMON STOCK SOLICITED ON
             BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2004


     The undersigned hereby appoints DAVID UNGER, BRADLEY E. MAUTNER and MICHAEL
D. BENNETT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on June 24, 2004 at 10:00 a.m. Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

     PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.